United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 14, 2017

HOUSTON AMERICAN ENERGY CORP.

(Exact name of registrant as specified in its charter)

Delaware	1-32955	76-0675953
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

801 Travis Street, Suite 1425

Houston, Texas 77002

(Address of principal executive offices, including zip code)

713-222-6966

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 14, 2017, the compensation committee (the “Committee”) of Houston American Energy Corp. (the “Company”) approved revised compensation arrangements for John P. Boylan, Chairman, Chief Executive Officer and President of the Company. The compensation of Mr. Boylan, as so revised, includes:

●	Annual base salary of $250,000, effective January 1, 2017, payable $10,000 per month with unpaid salary accruing until such time as the Committee determines that the Company has sufficient financial capability to pay full salary; amounts accrued and unpaid will be paid based on financial capacity as determined by the Committee;

●	Annual bonuses to be paid as determined by the Committee;

●	Grant, pursuant to the Company Production Incentive Compensation Plan, of a 1% interest in Company revenues from all wells drilled on the Company’s Reeves County, Texas acreage; and

●	Grant of stock option to purchase 500,000 shares of common stock.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HOUSTON AMERICAN ENERGY CORP.

Dated: March 20, 2017
	By:	/s/ John P. Boylan
John P. Boylan
Chief Executive Officer

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